As filed with the Securities and Exchange Commission on June 8, 2022

Registration No. 333-232827

Registration No. 333-206272

Registration No. 333-180016

Registration No. 333-174568

Registration No. 333-125492

Registration No. 333-75308

Registration No. 333-70170

Registration No. 333-93379

Registration No. 333-77029

Registration No. 333-24909

Registration No. 333-40156

Registration No. 033-63226

Registration No. 033-56868

Registration No. 033-55082

Registration No. 033-39777

Registration No. 033-41580

Registration No. 033-39776

Registration No. 033-20155

Registration No. 033-15156

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-8 REGISTRATION STATEMENT No. 333-232827

FORM S-8 REGISTRATION STATEMENT No. 333-206272

FORM S-8 REGISTRATION STATEMENT No. 333-180016

FORM S-8 REGISTRATION STATEMENT No. 333-174568

FORM S-8 REGISTRATION STATEMENT No. 333-125492

FORM S-8 REGISTRATION STATEMENT No. 333-75308

FORM S-8 REGISTRATION STATEMENT No. 333-70170

FORM S-8 REGISTRATION STATEMENT No. 333-93379

FORM S-8 REGISTRATION STATEMENT No. 333-77029

FORM S-8 REGISTRATION STATEMENT No. 333-24909

POST-EFFECTIVE AMENDMENT NO. 2 TO:

FORM S-8 REGISTRATION STATEMENT No. 333-40156

FORM S-8 REGISTRATION STATEMENT No. 033-63226

POST-EFFECTIVE AMENDMENT NO. 3 TO:

FORM S-8 REGISTRATION STATEMENT No. 033-56868

FORM S-8 REGISTRATION STATEMENT No. 033-55082

POST-EFFECTIVE AMENDMENT NO. 5 TO:

FORM S-8 REGISTRATION STATEMENT No. 033-39777

FORM S-8 REGISTRATION STATEMENT No. 033-41580

FORM S-8 REGISTRATION STATEMENT No. 033-39776

POST-EFFECTIVE AMENDMENT NO. 6 TO:

FORM S-8 REGISTRATION STATEMENT No. 033-20155

FORM S-8 REGISTRATION STATEMENT No. 033-15156

UNDER

THE SECURITIES ACT OF 1933

Cerner Corporation

(Exact name of registrant as specified in its charter)

Delaware	43-1196944
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Oracle Corporation

2300 Oracle Way, Austin, Texas 78741

(Address of principal executive offices, including zip code)

Cerner Corporation 2011 Omnibus Equity Incentive Plan

Cerner Corporation Foundations Retirement Plan (formerly Cerner Corporation Associate 401(k) Retirement Plan)

Cerner Corporation 2001 Associate Stock Purchase Plan

Cerner Corporation 2004 Long-Term Incentive Plan G

1993 Director and Management Plan

1993 and 2000 Incentive Stock Option Plan

Mitchell Laskey Employment Agreement

Saul Bloom Employment Agreement

Martin Levin Employment Agreement

Cerner Corporation Associate Stock Purchase Plan

Cerner Corporation 2001 Long-Term Incentive Plan F

Cerner Corporation Executive Stock Purchase Plan

Cerner Corporation Nonqualified Stock Option Plan D

Copper Non-Qualified Stock Option Plan

Neece Non-Qualified Stock Option Plan

CITATION Computer Systems, Inc. Equity Participation Plan

CITATION Computer Systems, Inc. Incentive Award Plan

CITATION Computer Systems, Inc. Non-Qualified Stock Option Plan for Non-Employee Directors

Cerner Corporation Incentive Stock Option Plan C

Cerner Corporation Incentive Stock Option Plan B

(Full title of the plans)

Dorian Daley

Executive Vice President and General Counsel

Oracle Corporation

500 Oracle Parkway

Redwood City, CA 94065

(650) 506-7000

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment filed by Cerner Corporation, a Delaware Corporation (“Cerner” or the “Registrant”), relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), previously filed with the U.S. Securities and Exchange Commission (the “SEC”) by Cerner:

•

Registration No.  333-232827, filed with the SEC on July 25, 2019, registering 22,300,000 shares of common stock, par value $0.01 per share, of Cerner (“Common Stock”), under the Cerner Corporation 2011 Omnibus Equity Incentive Plan (as amended and restated May 30, 2019);

•

Registration No.  333-206272, filed with the SEC on August 10, 2015, registering 16,000,000 shares of Common Stock under the Cerner Corporation 2011 Omnibus Equity Incentive Plan (as amended and restated May 22, 2015);

•

Registration No. 333-180016, filed with the SEC on March 9, 2012, registering 15,000,000 shares of Common Stock under the Cerner Corporation Foundations Retirement Plan (formerly Cerner Corporation Associate 401(k) Retirement Plan);

•

Registration No. 333-174568, filed with the SEC on May 27, 2011, registering 7,500,000 shares of Common Stock under (i) the Cerner Corporation 2011 Omnibus Equity Incentive Plan, and (ii) the Cerner Corporation 2001 Associate Stock Purchase Plan (as amended and restated May 27, 2011);

•	Registration No. 333-125492, filed with the SEC on June 3, 2005, registering 2,000,000 shares of Common Stock under the Cerner Corporation 2004 Long-Term Incentive Plan G;

•

Registration No. 333-75308, filed with the SEC on December 17, 2001, registering 45,000 shares of Common Stock under (i) the 1993 Director and Management Plan, (ii) the 1993 and 2000 Incentive Stock Option Plan, (iii) the Mitchell Laskey Employment Agreement, (iv) the Saul Bloom Employment Agreement, and (v) the Martin Levin Employment Agreement;

•

Registration No. 333-70170, filed with the SEC on September 26, 2001, registering 3,000,000 shares of Common Stock under (i) the Cerner Corporation Associate Stock Purchase Plan and (ii) the Cerner Corporation 2001 Long-Term Incentive Plan F;

•	Registration No. 333-93379, filed with the SEC on December 22, 1999, registering 1,000,000 shares of Common Stock under the Cerner Corporation Associate 401(k) Retirement Plan;

•	Registration No. 333-77029, filed with the SEC on April 26, 1999, registering 700,000 shares of Common Stock under the Cerner Corporation Executive Stock Purchase Plan;

•	Registration No. 333-24909, filed with the SEC on April 10, 1997, registering 1,800,000 shares of Common Stock under the Cerner Corporation Nonqualified Stock Option Plan D;

•

Registration No.  333-40156, as amended by Post-Effective Amendment No. 1 filed with the SEC on August 22, 2000 and covering an aggregate of 78,818 shares of Common Stock under (i) the Copper Non-Qualified Stock Option Plan, (ii) the Neece Non-Qualified Stock Option Plan, (iii) the CITATION Computer Systems, Inc. Equity Participation Plan, (iv) the CITATION Computer Systems, Inc. Incentive Award Plan, and (v) the CITATION Computer Systems, Inc. Non-Qualified Stock Option Plan for Non-Employee Directors;

•

Registration No.  033-63226, as amended by Post-Effective Amendment No. 1 filed with the SEC on April 10, 1997 and covering an aggregate of 1,286,000 shares of Common Stock under the Cerner Corporation Incentive Stock Option Plan C;

•

Registration No. 033-56868, as amended by Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2 filed with the SEC on April 21, 1997 and covering an aggregate of 800,000 shares of Common Stock under the Cerner Corporation Associate 401(k) Retirement Plan;

•

Registration No. 033-55082, as amended by Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2 filed with the SEC on April 10, 1997 and covering an aggregate of 397,000 shares of Common Stock under the Cerner Corporation Nonqualified Stock Option Plan D;

•

Registration No. 033-39777, as amended by Post-Effective Amendment No. 1, Post-Effective Amendment No. 2, Post-Effective Amendment No. 3 and Post-Effective Amendment No. 4 filed with the SEC on April 10, 1997 and covering an aggregate of 132,000 shares of Common Stock under the Cerner Corporation Nonqualified Stock Option Plan D;

•

Registration No. 033-41580, as amended by Post-Effective Amendment No. 1, Post-Effective Amendment No. 2, Post-Effective Amendment No. 3 and Post-Effective Amendment No. 4 filed with the SEC on April 10, 1997 and covering an aggregate of 1,542,624 shares of Common Stock under the Cerner Corporation Incentive Stock Option Plan B;

•

Registration No. 033-39776, as amended by Post-Effective Amendment No. 1, Post-Effective Amendment No. 2, Post-Effective Amendment No. 3 and Post-Effective Amendment No. 4 filed with the SEC on April 10, 1997 and covering an aggregate of 751,080 shares of Common Stock under the Cerner Corporation Incentive Stock Option Plan B;

•

Registration No. 033-20155, as amended by Post-Effective Amendment No. 1, Post-Effective Amendment No. 2, Post-Effective Amendment No. 3, Post-Effective Amendment No. 4 and Post-Effective Amendment No. 5 filed with the SEC on April 18, 1997 and covering an aggregate of 571,232 shares of Common Stock under the Cerner Corporation Associate 401(k) Retirement Plan; and

•

Registration No. 033-15156, as amended by Post-Effective Amendment No. 1, Post-Effective Amendment No. 2, Post-Effective Amendment No. 3, Post-Effective Amendment No. 4 and Post-Effective Amendment No. 5 filed with the SEC on April 10, 1997 and covering an aggregate of 554,004 shares of Common Stock under (i) the Cerner Corporation Incentive Stock Option Plan A, and (ii) the Cerner Corporation Incentive Stock Option Plan B.

On June 8, 2022, pursuant to an Agreement and Plan of Merger, dated as of December 20, 2021, by and among Cerner, Oracle Corporation, a Delaware corporation (“Oracle”), OC Acquisition LLC, a Delaware limited liability company and wholly owned subsidiary of Oracle (“Parent”), and Cedar Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”), Oracle acquired Cerner through a merger of Purchaser with and into Cerner, with Cerner continuing as the surviving entity and a wholly owned subsidiary of Oracle (the “Merger”).

As a result of the Merger, any and all offerings of securities pursuant to existing registration statements of Cerner, including the Registration Statements, have been terminated. In accordance with an undertaking made by Cerner in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, Cerner hereby removes from registration all of the securities registered under the Registration Statements which remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on June 8, 2022.

CERNER CORPORATION

By	/s/ BRIAN S. HIGGINS
Brian S. Higgins
Senior Vice President

Note: No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933.